Exhibit 13.1

      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     I, Agustin Gomez de Segura, President, Chief Executive Officer and Chief Financial Officer of Soil Biogenics Limited (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. The Annual Report on Form 20-F of the Company for the period ended December 31, 2005 which this certification accompanies fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934: and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


     Date:     July  14,  2006            BY:  /s/Agustin Gomez de Segura
                                             ----------------------------
                                                  Agustin Gomez de Segura
                                            President, Chief Executive Officer
                                               and Chief Financial Officer



     This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.